Exhibit 10.1

OTC Equity Prepaid Forward Transaction Settlement Agreement

This Agreement (the “Agreement”) is entered into as of July 17, 2026 (the “Effective Date”) by and between SunPower Inc., a Delaware corporation (the “Counterparty”), and Seller party hereto.

WHEREAS, the Counterparty and Seller entered into that certain confirmation regarding OTC Equity Prepaid Forward Transaction Agreement dated July 13, 2023 (the “Original Confirmation”), as amended through the Effective Date, including pursuant to the Amendment to OTC Equity Prepaid Forward Transaction dated December 18, 2023 (the “First Amendment”), and the Second Amendment to OTC Equity Prepaid Forward Transaction dated July 14, 2025 (the “Second Amendment” and the Original Confirmation as so amended by the First Amendment and the Second Amendment, the “Confirmation”).

WHEREAS, July 17, 2026 is the Valuation Date applicable to the Confirmation.

WHEREAS, the Number of Shares (as defined in, and determined in accordance with, the Confirmation) as of the Effective Date is 3,220,000, as set forth on the Seller’s signature page to this Agreement.

WHEREAS, pursuant to the Confirmation, the Counterparty and Seller wish to confirm and agree (a) the Settlement Amount Adjustment, (b) the Estimated Maturity Shares, (c) the Valuation Period applicable to the determination of the Final Maturity Shares, and (d) certain other matters in connection with the foregoing as set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Defined Terms. Any capitalized terms not otherwise defined herein shall have the meaning set forth in the Confirmation.

2. Confirmation of Settlement Amount Adjustment. The Settlement Amount Adjustment applicable to the Confirmation is set forth on the Seller’s signature page to this Agreement. Further, the parties hereto confirm and agree that the expected Settlement Amount determined by the VWAP Price over the 15 scheduled trading days ending on but excluding the Valuation Date does not exceed the Settlement Amount Adjustment, and therefore pursuant to the Second Amendment, the Settlement Amount Adjustment is not deemed to be zero and instead is determined to be the product of the Number of Shares as of the Valuation Date multiplied by $2.00, and, accordingly, the Counterparty shall pay the Settlement Amount Adjustment in Maturity Shares pursuant to the Confirmation and this Agreement.

3. Delivery and Issuance of Estimated Maturity Shares. The Estimated Maturity Shares issuable by the Counterparty to Seller on the Effective Date is set forth on the Seller’s signature page to this Agreement. The Counterparty hereby agrees to issue to Seller the Estimated Maturity Shares. On the Effective Date, the Counterparty shall deliver written instructions to its transfer agent issuing the Estimated Maturity Shares to Seller.

4. Valuation Date and Valuation Period; Calculation of Additional Maturity Shares.

4.1 For all purposes of the Confirmation, any other provision of the Confirmation to the contrary notwithstanding, (a) the Effective Date shall be the Valuation Date, and (b) the Valuation Period shall commence on the initial effective date of the Registration Statement (as defined below).

4.2 If the Final Maturity Shares exceed the Estimated Maturity Shares, the Counterparty confirms and agrees its obligations under the Confirmation to deliver an additional number of Maturity Shares equal to such excess (the “Additional Maturity Shares”) in accordance with the Confirmation. The Counterparty shall deliver and issue any Additional Maturity Shares, and shall deliver written instructions to its transfer agent to issue such Additional Maturity Shares, no later than one Local Business Day following the last day of the Valuation Period. The Counterparty’s obligation to deliver Additional Maturity Shares shall continue until Seller has received an aggregate number of Maturity Shares equal to the Final Maturity Shares determined in accordance with the Confirmation. The foregoing terms of this Section 4.2 and the terms of the Confirmation notwithstanding, the Counterparty shall not be required to issue any Additional Maturity Shares if the issuance of the Additional Maturity Shares would exceed the aggregate number of Shares that may be issued pursuant to this Agreement and the Confirmation without approval by the Counterparty’s shareholders without breaching the Counterparty’s obligations under the rules and regulations of the Nasdaq Stock Market LLC, including such rules and regulations under Nasdaq Listing Rule 5635 (the “Issuance Cap”). To the extent that the issuance of any Additional Maturity Shares would exceed the Issuance Cap, the election to pay any remaining portion of the Settlement Amount Adjustment with Maturity Shares will automatically revert to a requirement that any further payment that is to be made of the Settlement Amount Adjustment as provided in this Agreement and the Confirmation shall be made by Counterparty in cash.

4.3 Notwithstanding any provision of the Confirmation and the definition of Settlement Amount Adjustment to the contrary, if a Registration Default (as defined below) occurs during the Valuation Period and the volume weighted daily VWAP Price over the Valuation Period multiplied by the Estimated Maturity Shares exceeds the Settlement Amount Adjustment, Seller shall not have any obligation to deliver to the Counterparty any cash amount equal to such excess.

4.4 If following the Effective Date there is a Delisting Event and as of the time of such Delisting Event Seller has not sold Shares for total cash proceeds equal to the Settlement Amount Adjustment, the Counterparty shall be required to pay Seller cash equal to the Settlement Amount Adjustment minus the total cash proceeds received by Seller for the sale of Shares prior to the occurrence of the Delisting Event. Such payment shall be due within 10 business days following the Delisting Event.

5. Extinguishment of All Obligations Relating to Settlement Amount Adjustment under Confirmation. Notwithstanding anything to the contrary in the Confirmation, the parties hereto acknowledge and agree that the Counterparty’s sole remaining liability and obligations under the Confirmation relating to the Settlement Amount Adjustment is the delivery and issuance of the Estimated Maturity Shares on the Effective Date and, if applicable, the Additional Maturity Shares, together with the Counterparty’s other obligations under this Agreement (including its obligations under Section 4 and Section 10 (Registration Rights) of this Agreement). For the avoidance of doubt, nothing in the Confirmation or this Agreement shall require Seller to return or deliver any Shares, Maturity Shares or cash to the Counterparty, and Seller shall have no payment or delivery obligation to the Counterparty under the Confirmation or this Agreement.

6. Supplement and Amendment to Confirmation. The Counterparty and Seller hereby agree that the Confirmation will be deemed for all purposes to have been supplemented, amended and modified by virtue of this Agreement to the extent any terms of this Agreement conflict with the Confirmation, in which case the terms of this Agreement shall control.

7. Counterparty Representations and Warranties. The Counterparty hereby makes the following covenants, representations and warranties to Seller and all such covenants, representations and warranties shall survive the consummation of the transactions under this Agreement.

7.1 Organization and Qualification. The Counterparty is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Counterparty has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Counterparty is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not reasonably be expected to have a material adverse effect on the Counterparty or the business of the Counterparty and its subsidiaries (a “Material Adverse Effect”).

7.2 Authorization; Binding Obligations. The Counterparty has all requisite corporate power to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Counterparty have been duly authorized by all necessary corporate action by the Counterparty and its Board of Directors, and no further filing, consent or authorization is required by the Counterparty, the Counterparty’s Board of Directors or its stockholders. This Agreement has been (or upon delivery will have been) duly executed and delivered by the Counterparty, and constitutes the legal, valid and binding obligation of the Counterparty, enforceable against the Counterparty in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

7.3 Securities Law Exemption. Assuming the accuracy of the representations and warranties of Seller contained in this Agreement, the issuance by the Counterparty of the Maturity Shares pursuant to this Agreement and the Confirmation are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and are exempt from registration and qualification under the registration, permit, or qualification requirements of all applicable state securities laws.

7.4 Filings, Consents and Approvals. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority or self-regulatory organization required on the part of the Counterparty in connection with the execution, delivery and performance of this Agreement and the issuance of the Maturity Shares have been obtained or made. No shareholder approval is required pursuant to the rules of the Nasdaq Stock Market LLC in connection with the execution, delivery or performance of this Agreement and the issuance of the Maturity Shares.

7.5 Issuance of Maturity Shares. The Maturity Shares have been duly authorized by the Counterparty and upon the issuance of the Maturity Shares in accordance with the terms of this Agreement, the Maturity Shares will be validly issued, fully paid and non-assessable and free from all liens with respect to the issuance thereof and shall not be subject to any preemptive, participation, rights of first refusal and similar rights. At the closing of the transactions under this Agreement on the Effective Date, the Maturity Shares shall be delivered in book-entry form by the Counterparty’s transfer agent with applicable restrictive legends.

7.6 Public Filings. From January 1, 2025 to the date of this Agreement, the Counterparty has filed all reports, schedules, forms, proxy statements, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, and all of the foregoing filed prior to the date hereof and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Counterparty included in the SEC Documents complied in all material respects with applicable accounting requirements of Regulations S-X and have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Counterparty as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

7.7 Legend Removal. If Seller transfers any Maturity Shares pursuant to an effective registration statement or in compliance with Rule 144 promulgated under the Securities Act (“Rule 144”) and delivers to the Counterparty a written request, which request, in the case of a transfer pursuant to Rule 144, certifies that Seller is not, and has not been at any time during the preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Counterparty, the Counterparty shall (a) cause all restrictive legends associated with such Maturity Shares to be removed, and use its commercially reasonable efforts to cause such removal within two business days of such request, and (b) use its commercially reasonable efforts to cause the transfer agent for the Maturity Shares to transfer such Maturity Shares to Seller’s prime brokerage account without the requirement that Seller deliver any ink-original or medallion stamped transfer or other forms.

8. Seller’s Representations and Warranties. Seller hereby makes the following representations and warranties to the Counterparty, and all such representations and warranties shall survive the consummation of the transactions under this Agreement:

8.1 Organization. Seller is duly organized, validly existing and (where applicable) in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as now conducted in all material respects and to own its material properties.

8.2 Authorization; Binding Obligations. Seller has the requisite right, power and authority to enter into this Agreement and to consummate the transactions in accordance with the terms of this Agreement. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions under this Agreement have been duly authorized by all necessary action by Seller, and no further filing, consent or authorization is required by Seller, its board of directors, board of managers (or similar governing board) or its equity holders. This Agreement has been (or upon delivery will have been) duly executed and delivered by Seller, and it constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting creditors’ rights and remedies generally.

8.3 No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions under this Agreement will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (a) Seller’s Certificate of Incorporation or Seller’s Bylaws (or other governing documents), all as amended and in effect on the date hereof, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over Seller or any of its respective assets or properties, or (c) any agreement or instrument to which Seller is a party or by which Seller is bound or to which any of their respective assets or properties is subject, except, in the case of clause (b) or (c) above, for any such conflict, breach, violation or default that would not reasonably be expected to have a material adverse effect on the authority or the ability of Seller to perform its obligations under this Agreement.

8.4 Filings, Consents and Approvals. Seller is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by Seller of this Agreement, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained by Seller, and filings and consents the absence of which would not reasonably be expected to have a material adverse effect on the authority or the ability of Seller to perform its obligations under this Agreement.

8.5 Securities Representations.

(a) Except as otherwise disclosed to the Counterparty in writing, Seller is not, and has not been for the preceding three months, an affiliate (as defined in Rule 144 under the Securities Act) of the Counterparty. To its knowledge, Seller did not acquire any of the Shares, directly or indirectly, from an affiliate of the Counterparty.

(b) Seller is an “accredited investor” as defined in Regulation D under the Securities Act with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of the transactions contemplated by this Agreement. Seller is able to bear the economic risk of an investment in the Maturity Shares and, at the present time, is able to afford a complete loss of its investment.

(c) Seller is acquiring the Maturity Shares for its own account for investment without a view towards distribution thereof. Seller agrees not to reoffer or resell the Maturity Shares except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder.

8.6 Reliance on Exemptions. Seller understands that the Maturity Shares are being issued pursuant to this Agreement in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Counterparty is relying in part upon the truth and accuracy of, and Seller’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Seller set forth herein in order to determine the availability of such exemptions and the eligibility of Seller to acquire the Maturity Shares.

8.7 Disclosure of Information; Consultation with Counsel and Advisors. Seller has access to (including through the EDGAR system) and has had an opportunity to review the Annual Reports, Quarterly Reports, Current Reports, Proxy Statements and other filings and submissions made by the Counterparty with the SEC, including the “Risk Factors” contained therein. Seller acknowledges, confirms and agrees that: (a) Seller is a sophisticated institutional investor that is willing and able to conduct, and has conducted, a thorough investigation of the Maturity Shares, the Counterparty and the business and financial position of the Counterparty and its Subsidiaries (the “Counterparty Business”), (b) no prospectus, offering document or other disclosure document has been or will be prepared in connection with the transactions under this Agreement, (c) Seller has or has requested access to (including through the EDGAR system), and has had sufficient opportunity to evaluate, all information and documentation that it believes is necessary or appropriate in connection with its decision to enter into this Agreement, including such information with respect to the Counterparty and the Counterparty Business, (d) neither the Counterparty nor its representatives or advisors are responsible for any due diligence investigation on Seller’s behalf or any information or document delivered in connection with this Agreement (including, without limitation, with respect to the Counterparty Business) other than the SEC Documents, (e) Seller is not relying upon any representations, expressed or implied, with respect to the transactions contemplated by this Agreement, except those expressly set forth in Section 7 of this Agreement, (f) Seller has consulted its own independent advisors with regard to, without limitation, the legal, regulatory, tax, business, investment, financial, accounting, currency and other economic considerations related to the transactions under this Agreement and the risks associated with an investment in the Maturity Shares (including, without limitation, with respect to the Counterparty Business), (g) Seller has made its own investment, hedging and trading decisions based upon its own judgment and upon advice from its own independent advisors and not upon any view expressed by the other person, and (h) Seller is acquiring the Maturity Shares with a full understanding of the terms, conditions and risks thereof including, but not limited to, counterparty risk, country risk, price risk and liquidity risk, and Seller is capable of and willing to assume those risks. Seller has been represented by such legal and tax counsel and other counsel and advisors selected by Seller as Seller has found necessary to consult concerning this transaction, to review and evaluate the tax, economic and other ramifications of the transactions contemplated by this Agreement.

8.8 Tax Consequences. Seller acknowledges that the transactions contemplated by this Agreement may involve tax consequences to Seller, and that the contents of this Agreement do not constitute tax advice. Seller acknowledges that it has not relied on and will not rely upon the Counterparty with respect to any tax consequences related to the transactions contemplated by this Agreement. Seller assumes full responsibility for all such consequences and for the preparation and filing of any tax returns and elections which may or must be filed in connection with the transactions contemplated by this Agreement.

8.9 Full Satisfaction of Obligations. Seller acknowledges that upon the full issuance of the Maturity Shares, the obligations of the Counterparty to Seller under the Confirmation shall have been satisfied in full (other than such terms set forth in the Confirmation that expressly survive the settlement of the parties obligations under the Confirmation).

9. Mutual Release. Effective as of the Effective Date, (a) the Counterparty, on behalf of itself and its current and former subsidiaries, parents, predecessors, affiliates, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Counterparty Parties”), hereby irrevocably and unconditionally releases, acquits and forever discharges Seller and its current and former subsidiaries, affiliates, investment managers, general partners, members, officers, directors, employees, agents, attorneys, successors and assigns (collectively, the “Seller Parties”), and (b) Seller, on behalf of itself and the other Seller Parties, hereby irrevocably and unconditionally releases, acquits and forever discharges the Counterparty and the other Counterparty Parties, in each case from any and all claims, counterclaims, demands, actions, causes of action, suits, proceedings, damages, losses, costs, expenses, obligations and liabilities of every kind and nature whatsoever, whether at law or in equity, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, that such releasing party ever had, now has or hereafter may have against the released parties, arising out of, based upon or relating to the Confirmation, the Transaction, the negotiation, execution, performance or non-performance thereof, or any act, omission, event or circumstance in connection therewith occurring on or prior to the Effective Date; provided, however, that nothing in this Section 9 shall release, waive, impair or otherwise affect (i) any obligation of any party under this Agreement (including the Counterparty’s obligations to deliver and issue the Estimated Maturity Shares and, if applicable, the Additional Maturity Shares, its payment obligations under Section 4, and its obligations under Section 10 (Registration Rights)), (ii) the terms of the Confirmation that expressly survive the settlement of the parties’ obligations thereunder, or (iii) any claim arising out of fraud, intentional misconduct or any breach of this Agreement. Each party acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to the released claims, and agrees that the foregoing release shall remain in full force and effect notwithstanding the existence of any such different or additional facts, and each party expressly waives the protections of any statute, rule or doctrine (including, to the extent applicable, Section 1542 of the California Civil Code and any similar law of any other jurisdiction) that would otherwise limit a release of unknown claims.

10. Registration Rights.

10.1 The Counterparty agrees that, within five business days following the Effective Date (the “Filing Date”), the Counterparty will file with the SEC, at the Counterparty’s sole cost and expense, a registration statement on Form S-1 (the “Registration Statement”), registering the resale of the Estimated Maturity Shares and any Additional Maturity Shares issued or issuable to Seller (collectively, the “Registrable Securities”), and the Counterparty shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) the 10th business day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review and (y) the 45th calendar day following the Effective Date (or, if the Registration Statement is subject to review and comment by the SEC, the 90th calendar day following the Effective Date) (the “Effectiveness Date”); provided, however, that the Counterparty’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Seller furnishing a completed and executed selling securityholder questionnaire in customary form to the Counterparty that contains the information required by SEC rules for a Registration Statement regarding Seller, the securities of the Counterparty held by Seller and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Seller shall execute such documents in connection with such registration as the Counterparty may reasonably request that are customary of a selling securityholder in similar situations. For purposes of clarification, any failure by the Counterparty to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Counterparty of its obligations to file or effect the Registration Statement as set forth above in this section. Notwithstanding the foregoing, if the SEC prevents the Counterparty from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of Shares by the applicable securityholder or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling securityholder named in the Registration Statement shall be reduced pro rata among all such selling securityholders. Unless required under applicable laws and SEC rules, in no event shall Seller be identified as a statutory underwriter in the Registration Statement; provided, that if Seller is required to be so identified as a statutory underwriter in the Registration Statement, Seller will have an opportunity to withdraw its Registrable Securities from the Registration Statement. The Registration Statement shall initially register for resale a number of Shares equal to not less than 150% of the Estimated Maturity Shares, with the excess over the Estimated Maturity Shares allocated to Additional Maturity Shares that may become issuable hereunder (which Shares shall constitute Registrable Securities covered by the Registration Statement upon the issuance thereof). If the number of Additional Maturity Shares issued or issuable to Seller exceeds the number of Shares so registered and then remaining available to Seller under the Registration Statement, the Counterparty shall, within five business days following the issuance of such Additional Maturity Shares, file a new registration statement, post-effective amendment or prospectus supplement covering the resale of all such excess Additional Maturity Shares, and shall use its commercially reasonable efforts to cause the same to become effective as soon as practicable after the filing thereof, and in any event no later than the earlier of (x) the 10th business day after the date the Counterparty is notified (orally or in writing, whichever is earlier) by the SEC that it will not be “reviewed” or will not be subject to further review and (y) the 30th calendar day following the filing thereof (or, if subject to review and comment by the SEC, the 60th calendar day following the filing thereof). Each filing deadline and effectiveness deadline set forth in the immediately preceding sentence shall constitute a Filing Date and an Effectiveness Date, respectively, for purposes of this Section 10 (including the Registration Default provisions below), and the provisions of this Section 10 shall otherwise apply to any such new registration statement, post-effective amendment or prospectus supplement mutatis mutandis.

10.2 The Counterparty shall use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Counterparty determines to obtain, continuously effective with respect to Seller, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Seller ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Seller may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). For so long as Seller holds any Maturity Shares, the Counterparty shall timely file all reports required to be filed by it under the Exchange Act and shall take such actions as are necessary to satisfy the current public information requirements of Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

10.3 Notwithstanding anything herein to the contrary, the Counterparty may suspend the use of any prospectus (a “Prospectus”) included in any Registration Statement contemplated by this Section 10 in the event that the Counterparty’s Board of Directors determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Counterparty, the disclosure of which at the time is not, in the good faith opinion of the Counterparty’s Board of Directors, in the best interests of the Counterparty or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Registration Delay”); provided, that no Allowed Registration Delay shall exceed ten (10) consecutive calendar days and Allowed Registration Delays shall not exceed twenty (20) total calendar days in any 12-month period; provided, further, that the Counterparty shall promptly (a) notify Seller in writing of the commencement of and the reasons for an Allowed Registration Delay, but shall not (without the prior written consent of Seller) disclose to Seller any material non-public information giving rise to an Allowed Registration Delay, (b) advise Seller in writing to cease all sales under the Registration Statement until the end of the Allowed Registration Delay and (c) use commercially reasonable efforts to terminate an Allowed Registration Delay as promptly as practicable.

10.4 Each of the following events shall constitute a “Registration Default”: (a) the Registration Statement is not filed with the SEC on or before the Filing Date, (b) the Registration Statement has not been declared effective on or before August 14, 2026, or (c) after its initial effectiveness and other than during an Allowed Registration Delay permitted hereunder, the Registration Statement ceases to be effective and available to Seller for the resale of all Registrable Securities. Upon the occurrence of a Registration Default, the Counterparty shall pay to Seller in cash an amount equal to 1.0% of the Settlement Amount Adjustment for each 15-day period (or pro rata portion thereof) during which such Registration Default continues (the “Registration Default Payments”), which shall payable within 10 business days after the end of each such 15-day period. The Registration Default Payments represent a reasonable estimate of the damages resulting from a Registration Default and shall not be construed as a penalty. Payment of Registration Default Payments shall not relieve the Counterparty of its obligation to file or maintain the effectiveness of the Registration Statement.

10.5 All provisions set forth in the Confirmation (including any amendments thereto) relating to registration rights are hereby amended and restated by this Section 10.

11. Most Favored Nation. In the event the Counterparty enters into any settlement agreement, amendment, side letter or other similar agreement with any other seller or investor party to an OTC Equity Prepaid Forward Transaction or similar agreement with the Counterparty in connection with the settlement, satisfaction or modification thereof, whether before or after the execution of this Agreement, the Counterparty represents and agrees that the terms of such other agreement shall not be materially more favorable to such other seller or investor than the terms of this Agreement are to Seller. In the event that any other seller or investor is afforded any such more favorable terms, the Counterparty shall inform Seller of such more favorable terms in writing within one business day, and Seller shall have the right to elect to have such more favorable terms included herein, in which case this Agreement shall automatically be deemed amended to effect the same.

12. Miscellaneous Provisions.

12.1 Fees and Expenses. Each party hereto shall pay its own costs and expenses in connection with this Agreement, including all fees and expenses of legal counsel, accountants, financial advisors, agents and representatives.

12.2 Entire Agreement. This Agreement, together with its exhibits and schedules, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

12.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.4 Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent to a U.S. address by registered or certified mail, return receipt requested, postage prepaid; (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery to a U.S. address, with written verification of receipt; or (e) three (3) business days after deposit with an internationally recognized expedited delivery service provider, freight prepaid for delivery to a non-U.S. address, specifying next available business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature pages hereto, as the case may be, or to such email address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 12.4. If notice is given to the Counterparty, a copy (which shall not constitute notice) shall also be sent to Arnold & Porter Kaye Scholer LLP, 250 West 55th Street, New York, NY 10019, Attention: Michael Penney.

12.5 Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Counterparty and Seller or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

12.6 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

12.7 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.8 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

12.9 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon Seller and the Counterparty and their respective successors, permitted assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provision contained in this Agreement, this Agreement and all conditions and provisions hereof being intended to be and being the sole and exclusive benefit of such persons and for the benefit of no other person. No purchaser of any Shares from Seller shall be deemed a successor because of such purchase. No party to this Agreement may assign this Agreement or its rights or obligations hereunder without the prior written consent of the other party hereto.

12.10 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

12.11 Survival. The representations, warranties and covenants of the Counterparty and Seller contained herein shall survive the consummation of the transactions under this Agreement.

12.12 Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the City and County of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

12.13 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

12.14 Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

12.15 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party hereto.

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IN WITNESS WHEREOF, Seller and the Counterparty have executed this Agreement as of the Effective Date.

COUNTERPARTY:

SUNPOWER INC.

By:	/s/ Tom Kowalczuk
	Name:	Tom Kowalczuk
	Title:	Chief Financial Officer

IN WITNESS WHEREOF, Seller and the Counterparty have executed this Agreement as of the Effective Date.

SELLER:

Meteora Capital, LLC, as investment manager, on behalf of Meteora Special Opportunity Fund I, LP; Meteora Capital Partners LP; and Meteora Select Trading Opportunities Master, LP

By:	/s/ Vikas Mittal
	Name:	Vikas Mittal
	Title:	CIO/Managing Member of GP

Number of Shares: 3,220,000

Settlement Amount Adjustment: $6,440,000

Estimated Maturity Shares: 10,151,324